Exhibit 99.77Q3 CERT To Form N-SAR

Registrant Name: Fidelity Concord Street Trust

File Number: 811-5251

Registrant CIK Number: 0000819118

(a)(i) The President and Treasurer have concluded that the Fidelity Concord Street Trust disclosure controls and procedures (as defined in rule 30a-2(c) under the Investment Company Act) provide reasonable assurances that material information relating to the Fidelity Concord Street Trust is made known to them by the appropriate persons, based on their evaluation of these controls and procedures as of a date within 90 days of the filing date of this report.

(a)(ii) There were no significant changes in Fidelity Concord Street Trust's internal controls or in other factors that could significantly affect these controls subsequent to the date of the evaluation referenced in (a)(i) above.

(a)(iii) Certifications:

I, Edward C. Johnson 3d, certify that:

1. I have reviewed this report on Form N-SAR of Fidelity Concord Street Trust;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial information included in this report, and the financial statements on which the financial information is based, fairly present in all material respects the financial condition, results of operations, changes in net assets, and cash flows (if the financial statements are required to include a statement of cash flows) of the registrant as of, and for, the periods presented in this report;

4. The registrant's other certifying officers and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in rule 30a-2(c) under the Investment Company Act) for the registrant and have:
    designed such disclosure controls and procedures to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;
    evaluated the effectiveness of the registrant's disclosure controls and procedures as of a date within 90 days prior to the filing date of this report (the "Evaluation Date"); and
    presented in this report our conclusions about the effectiveness of the disclosure controls and procedures based on our evaluation as of the Evaluation Date;

5. The registrant's other certifying officers and I have disclosed, based on our most recent evaluation, to the registrant's auditors and the audit committee of the registrant's board of directors (or persons performing the equivalent functions):
    all significant deficiencies in the design or operation of internal controls which could adversely affect the registrant's ability to record, process, summarize, and report financial data and have identified for the registrant's auditors any material weaknesses in internal controls; and
    any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal controls; and

6. The registrant's other certifying officers and I have indicated in this report whether or not there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of our most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.

Date: October 29, 2002

/s/Edward C. Johnson 3d
Edward C. Johnson 3d

President

I, Maria Dwyer, certify that:

1. I have reviewed this report on Form N-SAR of Fidelity Concord Street Trust;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial information included in this report, and the financial statements on which the financial information is based, fairly present in all material respects the financial condition, results of operations, changes in net assets, and cash flows (if the financial statements are required to include a statement of cash flows) of the registrant as of, and for, the periods presented in this report;

4. The registrant's other certifying officers and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in rule 30a-2(c) under the Investment Company Act) for the registrant and have:
    designed such disclosure controls and procedures to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;
    evaluated the effectiveness of the registrant's disclosure controls and procedures as of a date within 90 days prior to the filing date of this report (the "Evaluation Date"); and
    presented in this report our conclusions about the effectiveness of the disclosure controls and procedures based on our evaluation as of the Evaluation Date;

5. The registrant's other certifying officers and I have disclosed, based on our most recent evaluation, to the registrant's auditors and the audit committee of the registrant's board of directors (or persons performing the equivalent functions):
    all significant deficiencies in the design or operation of internal controls which could adversely affect the registrant's ability to record, process, summarize, and report financial data and have identified for the registrant's auditors any material weaknesses in internal controls; and
    any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal controls; and

6. The registrant's other certifying officers and I have indicated in this report whether or not there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of our most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.

Date: October 29, 2002

/s/Maria Dwyer
Maria Dwyer

Treasurer

Exhibit 77Q3-2

Registrant Name: Fidelity Concord Street Trust

File Number: 811-5251

Registrant CIK Number: 0000819118

Item 14

Because the electronic format for filing Form N-SAR does not provide adequate space for responding to Item 14, additional information on affiliated broker/dealers of each applicable Series of the Trust is set forth below.

Trust/Fund	Series

Spartan U.S. Equity Index Fund	1
Spartan Total Market Index Fund	3
Spartan Extended Market Index Fund	4
Spartan International Index Fund	5

Affiliated Broker/Dealer	File Number
Deutsche Securities, Sociedad de Valores y Bolsa, Sociedad
Deutsche Securitisation Australia Pty Limited
Deutsche Structured Finance Australia Limited
Deutsche Unit Trust Managers Limited
Didier Philippe S.A. (dormant)
DMG & Partners Securities Pte Ltd
Execution Ltd.
IBOXX Ltd.
K & N Kenanga Bhd
K&N Kenanga Holdings Bhd
Kenanga Deutsche Futures
Kenanga Deutsche Futures Sdn Bhd
LoanX
MarketAxess Corporation	8-050727
MaxBlue Investimentos Distribuidora de Titulos e Valores Mobiliários S. A.
Morgan Grenfell & Co Limited
Morgan Grenfell Private Equity Limited
Morgan Grenfell Securities
Mortgage Ramp
MTS Japan Securities Co. Ltd.
National Discount Brokers Group, Inc.
NDB Capital Markets, LP	8-13967
Nissay Deutsche Asset Management Europe Limited (33%)
OTC Deriv Limited
Pro Capital Spolka Akcyjna
PT Bina Tatalaksana Pasifik
PT BT Prima Securities Indonesia
PT Deutsche Securities Indonesia
Regis Partners Inc.
Scudder Distributors Inc.	8-47765
Scudder Financial Services Inc.	8-49521
Scudder Investor Services Inc.	8-298
Scudder Kemper Investors
SOCX LLC
Swapsclear
Swapswire Limited
Tasfiye Halinde Bankers Trust Menkul Degerler A.S.
TheMarkets.com
Tokai Deutsche Asset Management Limited (40%)
Tradeweb LLC	8-049994
Volbroker.com Limited
Yensai
Yieldbroker Pty Ltd.

Exhibit 77Q3-3

Registrant Name: Fidelity Concord Street Trust

File Number: 811-5251

Registrant CIK Number: 0000819118

Item 15

Because the electronic format for filing Form N-SAR does not provide adequate space for responding to Item 15, additional information on custodian and subcustodian arrangements of each applicable Series of the Trust is set forth below.

Trust/Fund	Series
Fidelity U.S. Bond Index Fund	2

Country	Foreign Subcustodian

Zambia	Barclays Bank of Zambia Ltd., Lusaka

Zimbabwe	Barclays Bank of Zimbabwe Ltd., Harare